EXHIBIT 10.9(b)

2003 10-K

AMENDMENT TO EMPLOYMENT AGREEMENT

WHEREAS, Rick B. Colberg (“Executive”) and First Northern Savings Bank (“Employer”) are parties to an Employment Agreement entered into as of November 1, 2000 (the “Agreement”); and

WHEREAS, Employer contemplates that it may change its corporate structure during calendar year 2003, by merging (the “Contemplated Merger”) into Mutual Savings Bank which may then be known as Bank Mutual, or some similar name (the “Merged Bank”); and

WHEREAS, if the Contemplated Merger occurs, it is also contemplated that Executive’s duties and job title will be substantially as described in Attachment A hereto (job title and duties substantially as described on Attachment A hereto being collectively referred to herein as the “Contemplated Title and Duties”); and

WHEREAS, in order to continue its orderly consideration of the Contemplated Merger, Employer wishes to be assured that if the Contemplated Merger does occur, Executive will remain with the Merged Bank and will perform the Contemplated Duties; and

WHEREAS, in consideration of Executive’s execution of this Amendment, Employer will cause the Merged Bank to assume the Agreement as stated below; and

WHEREAS, the parties hereto wish to amend the Agreement solely as stated herein;

NOW, THEREFORE, in consideration of the foregoing recitals and of the respective representations and promises stated below, and for other good and valuable consideration, the adequacy and receipt of which is hereby acknowledged, it is agreed as follows:

1. In consideration of Employer’s representation, agreement and promise set forth in Paragraph 2 hereof, Executive represents, agrees and promises that the Contemplated Title and Duties are acceptable to Executive and that Executive consents and will consent to them, and agrees and promises that if the Contemplated Merger occurs, and if in connection with the Contemplated Merger Executive’s job title and duties become substantially as described in Attachment A hereto:

(a)	Executive’s job title, duties, status and responsibilities will not be deemed to have been reduced, within the meaning of Paragraphs 1.2 and 2.5 of the Agreement.

(b)	Executive will not terminate Executive’s employment by reason of the Contemplated Merger or assignment of a job title and duties substantially as described in Attachment A hereto.

(c)	Executive’s position, responsibilities and duties will not be deemed to have become less significant, within the meaning of Paragraph 2.6(a)(i) of the Agreement.

(d)	The Contemplated Merger will be deemed a “merger” within the meaning of Paragraph 2.6(b)(i) of the Agreement.

(e)	The Agreement may be assigned by Employer to, and assumed by, the Merged Bank.

2. In consideration of Executive’s representations, agreements and promises, Employer represents, agrees and promises that if the Contemplated Merger occurs, Employer will cause the Merged Bank to assume the Agreement.

3. Except as expressly amended herein, the Agreement shall remain in full force and effect according to its terms.

FIRST NORTHERN SAVINGS BANK

Date: 8/2/02	By:	/s/ Michael D. Meeuwsen
Name: Michael D. Meeuwsen
Title: President and CEO

EXECUTIVE:

Date: 8/22/02	/s/ Rick B. Colberg
Rick B. Colberg

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